Exhibit 5.2

September 30, 2009

Xinyuan Real Estate Co., Ltd.

27/F, China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025

People’s Republic of China

Ladies and Gentlemen:

We have acted as special US counsel to Xinyuan Real Estate Co., Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the issuance by the Company of up to an aggregate amount of $300,000,000 of (i) common shares of the Company, par value $0.0001 per share (the “Common Shares”); (ii) warrants to purchase Common Shares (the “Common Share Warrants”); (iii) debt securities (“Debt Securities”); and (iv) warrants to purchase Debt Securities (the “Debt Security Warrants”, collectively with the Common Shares, the Common Share Warrants and the Debt Securities, the “Primary Securities”) and (b) the resale by certain selling shareholders of an aggregate amount of 63,235,349 common shares. The Primary Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act.

We have examined the Registration Statement and the form of the indenture to be dated on or about the date of first issuance of Debt Securities thereunder (the “Indenture”) between the Company and a trustee to be named (the “Trustee”), filed as an exhibit to the Registration Statement. We have also reviewed, except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that we have deemed relevant. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of the Company.

Based upon and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, we are of the opinion that:

1.       With respect to the Debt Securities, assuming (a) the execution of the Indenture has been duly authorized by the Company by appropriate action; (b) the Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (c) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and related matters; (d) the terms of the Debt Securities and their issuance and sale have been duly

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established in conformity with the Indenture so as not to violate any applicable law or the constituent documents of the Company, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (e) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Trustee or a resolution has been duly executed setting forth the terms of the Debt Securities, in each case, in accordance with the Indenture; and (f) the Debt Securities, in the form established in accordance with the Indenture, have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

2.       With respect to the Common Stock Warrants, when (a) the execution of the warrant agreement pursuant to which the Common Share Warrants will be issued (the “Common Share Warrant Agreement”) has been duly authorized by the Company by appropriate action; (b) the Common Share Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder; (c) the Company has taken all necessary action to approve the issuance and terms of the Common Share Warrants and related matters, including, without limitation, any necessary reservation of Common Shares issuable upon exercise of the Common Share Warrants; and (d) the Common Shares Warrants, in the form included in the Common Share Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Common Share Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.       With respect to the Debt Security Warrants, when (a) the execution of the warrant agreement pursuant to which the Debt Securities Warrants will be issued (the “Debt Security Warrant Agreement”) has been duly authorized by the Company by appropriate action; (b) the Debt Security Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder; (c) the Company has taken all necessary action to approve the issuance and terms of the Debt Security Warrants and related matters, including, without limitation, any necessary reservation of Debt Securities issuable upon exercise of the Debt Security Warrants; and (d) the Debt Security Warrants, in the form included in the Debt Security Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Debt Security Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Security Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

(a)     In rendering the opinions set forth herein, we have assumed that (i) all factual information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents reviewed by us are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted as copies are true and complete copies of the originals thereof; (v) the Registration Statement and each of the documents related thereto has been duly authorized, executed and delivered by all persons; (vi) each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder; and (vii) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

(b)     In rendering the opinions set forth herein, we have further assumed that (i) the Registration Statement and amendments thereto (including any post-effective amendment) will have become effective and comply with all applicable laws and regulations at the time the Primary Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Primary Securities offered thereby and will at all relevant times comply with all applicable laws and regulations; (iii) all Primary Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the relevant prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to the Primary Securities will have been duly authorized and validly executed and delivered by each applicable party thereto; (v) the Indenture will have been duly executed and delivered by each party thereto; (vi) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (vii) any Primary Securities issuable upon conversion, exercise or exchange of any Primary Securities being offered will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

(c)     The opinions expressed above as to enforceability are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law, (iv) public policy considerations, statutes or court decisions that may limit a party’s right to obtain indemnification against its own negligence, willful misconduct or unlawful conduct, and (v) the unenforceability under certain circumstances of broadly or vaguely stated waivers of rights granted by law where the waivers are against public policy or prohibited by law.

(d)     The opinions expressed above are limited to the internal laws of the State of New York and the federal laws of the United States of America and we express no opinion with respect to the effect or application of the law of any other jurisdiction. Accordingly, our opinions are not intended as opinions under Cayman law, the jurisdiction of organization of the Company, and are intended to cover only the nature of the Debt Securities, Common Share Warrants and Debt Security Warrants as contracts and obligations under the laws of the State of New York. The Debt Securities, the Common Share Warrants and the Debt Security Warrants may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.
Very truly yours, /s/ Baker & McKenzie LLP Baker & McKenzie LLP